Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10, Amendment No.1, of our report dated August 13, 2018, relating to the financial statements of Melt, Inc., as of December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

September 19, 2018